EXHIBIT 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127

phone: 303 466 4092 / fax: 303 466 4826


August 19, 2003

Board of Directors
Innovative Medical Services

     Re:  Registration Statement on Form S-3
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Gentlemen:

     You have requested my opinion as to the legality of the issuance by Innovative Medical Services, (the "Corporation") of 2,529,141 shares of Common

Stock being offered by certain selling securities holders (the "Shares") and as to the legality of the shares as of the time when they are sold pursuant to the effective registration statement. The Shares are the subject of the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or before August 19, 2003.

     Pursuant to your request I have reviewed and examined:(1).The Articles of Incorporation of the Corporation, as amended (the "Articles"); (2). The Bylaws of the Corporation, as certified by the Secretary of the Corporation; (3). The minute book of the Corporation; (4). A copy of certain resolutions of the Board of Directors of the Corporation; (5). The Registration Statement; (6) and
(7).Such other matters as I have deemed relevant in order to form my opinion.

     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, have been duly authorized, legally issued, fully paid and non-assessable and may be legally sold by the selling securities holders pursuant to the effective registration statement.

     Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
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Dennis Brovarone